UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D. C.  20549

                                 FORM 8-K

                               CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of Earliest Event Reported):  November 25, 2002



Commission        Registrant; State of Incorporation;     IRS Employer
File Number       Address; and Telephone Number           Identification Number
-----------       -----------------------------------     ---------------------
1-13739           UNISOURCE ENERGY CORPORATION            86-0786732
                  (An Arizona Corporation)
                  One South Church, Suite 100
                  Tucson, AZ  85701
                  (520) 571-4000


  1-5924          TUCSON ELECTRIC POWER COMPANY           86-0062700
                  (An Arizona Corporation)
                  One South Church, Suite 100
                  Tucson, AZ  85701
                  (520) 571-4000

Item 5.  Other Events
---------------------

     On November 25, 2002, Tucson Electric Power Company (TEP) entered into a new $401 million credit agreement to replace the credit facilities provided under its existing $441 million credit agreement that would have expired December 30, 2002. The new credit agreement consists of a $60 million Revolving Credit Facility (reduced from $100 million) for general corporate purposes, and two letter of credit facilities (Tranche A and Tranche B) totaling $341 million, to support $329 million aggregate principal amount of tax-exempt variable rate debt obligations.

     The Revolving Credit Facility is a 364-day facility. The Tranche A letters of credit, totaling $135 million, expire in January 2006, and the Tranche B letters of credit, totaling $206 million, expire in November 2006. The new facilities are secured by $401 million in aggregate principal amount of Second Mortgage Bonds issued under TEP's General Second Mortgage Indenture.

     The new credit agreement contains a number of restrictive covenants that are similar to those in TEP's previous credit agreement, including restrictions on additional indebtedness, liens, sale of assets or mergers, and sale-leasebacks. The new credit agreement, like the prior agreement, also contains several financial covenants including (a) a minimum net worth test, (b) a minimum cash flow to interest coverage ratio, and (c) a maximum leverage (total indebtedness to cash flow) ratio. Under the terms of the new credit agreement, TEP may pay dividends so long as it maintains compliance with the credit agreement. The amount of such dividends is restricted to 65% of Consolidated Net Income so long as the Tranche B letters of credit are outstanding. The new credit agreement also provides that under certain circumstances, certain regulatory actions could result in a required amortization of the commitments.

     The $329 million in aggregate principal amount of tax-exempt variable rate debt that is supported by the letter of credit facilities has been classified as Current Maturities of Long-Term Debt on TEP's Balance Sheet since December 31, 2001 because the previous Letter of Credit Facility matured on December 30, 2002. When the new letters of credit were issued on November 25, 2002, TEP classified the bonds as Long-Term Debt because the maturities of the new letters of credit are in January 2006 and November 2006.

     The amount of interest and fees that TEP will pay on its new credit facilities is significantly higher than that of its previous credit agreement. Due to prevailing market conditions for bank financings, particularly in the energy sector, TEP's annual interest expense related to its credit agreement will increase from approximately $6 million to approximately $19 million. TEP's total interest expense, including letter of credit fees, during the prior 12 months was approximately $153 million.



Item 7.  Financial Statements and Exhibits
------------------------------------------

Exhibit 99.1   Credit Agreement Dated as of November 14, 2002.
Exhibit 99.2 Supplemental Indenture No. 4, Supplemental to Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992.

                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiary.


                                     UNISOURCE ENERGY CORPORATION
                                     ----------------------------
                                             (Registrant)


Date: November 27, 2002                 /s/  Kevin Larson
                                     ----------------------------
                                             Kevin Larson
                                     Vice President and Principal
                                           Financial Officer



                                     TUCSON ELECTRIC POWER COMPANY
                                     -----------------------------
                                             (Registrant)


Date: November 27, 2002                 /s/  Kevin Larson
                                     -----------------------------
                                             Kevin Larson
                                      Vice President and Principal
                                           Financial Officer